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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  May 2, 2003


                           WESTERBEKE CORPORATION
           (Exact name of Registrant as specified in its Charter)


           Delaware                    0-15046               04-1925880
(State or other Jurisdiction)        (Commission           (IRS Employer
      of Incorporation)              File Number)       Identification No.)


                       Myles Standish Industrial Park
                            150 John Hancock Road
                              Taunton, MA 02780
                  (Address of principal executive offices)


     Registrant's telephone number, including area code:  (508) 823-7677


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ITEM 5.  Other Events.

      On May 2, 2003, Westerbeke Corporation (the "Company") entered into a definitive merger agreement with Westerbeke Acquisition Corporation ("Acquisition Corp."). Under the terms of the merger agreement, each of the approximately 850,000 shares of Westerbeke common stock not owned by Acquisition Corp. will be converted upon completion of the merger into the right to receive $3.00 per share in cash.

      Acquisition Corp. is a corporation formed and wholly-owned by Westerbeke's Chairman, President and Chief Executive Officer, John H. Westerbeke, Jr. Acquisition Corp. owns approximately 56.2% of the outstanding shares of Westerbeke common stock.

      A copy of the merger agreement is attached hereto as Exhibit 2.1. A copy of the May 5, 2003 press release of the Company, which describes the merger agreement and certain conditions to which it is subject, is attached hereto as Exhibit 99.1. The merger agreement and the press release are incorporated herein by reference and the above description of those documents and the transactions contemplated thereby is qualified in its entirety by reference to those exhibits.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits.  The following exhibits are filed with this report:

            2.1 Agreement and Plan of Merger, dated as of May 2, 2003, between Westerbeke Corporation and Westerbeke Acquisition Corporation.

            99.1 Press release, dated May 5, 2003, issued by Westerbeke Corporation.


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                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WESTERBEKE CORPORATION

Date:  May 5, 2003

                                    By: /s/ Gregory Haidemenos
                                        --------------------------------
                                        Gregory Haidemenos
                                        Principal Accounting and Financial
                                        Officer


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